Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 650 567-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

MIPS Technologies Reports Fourth Quarter and Fiscal 2009
Financial Results

Swings to Annual GAAP Profit from Continuing Operations

SUNNYVALE, Calif. – August 12, 2009 – MIPS Technologies, Inc. (NasdaqGS: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, communications, networking and portable multimedia markets, today reported consolidated financial results for the quarter and fiscal year ended June 30, 2009.  All financial results are reported in U.S. GAAP unless otherwise noted and compare current results with historical results recast to reflect the disposition of MIPS’ Analog Business Group.

Summary Fiscal 2009 Highlights:

•	FY’09 revenue from continuing operations was $70.2 million, a decrease of 7% from FY’08 revenue of $75.6 million
•	FY’09 operating expense from continuing operations reduced $22.5 million from fiscal 2008 levels
•	FY’09 GAAP net income from continuing operations was $10.9 million or $0.24 per share compared to a GAAP net loss of $5.3 million or a loss of $0.12 per share from FY'08
•	MIPS Technologies licensees shipped a record 427 million units containing MIPS® technology
•	Analog Business Group divested in May for $22 million in cash
•	Cash balances up $31.8 million from Q4FY’08 to $44.5 million

Fiscal Q4 Details:

Revenue for the fourth quarter was $12.6 million, a decrease of 29 percent over the prior quarter revenue of $17.7 million and a decrease of 40 percent from the $20.9 million reported in the fourth fiscal quarter a year ago.

License revenue was $4.9 million, a decrease of 29 percent from the $7.0 million reported in the prior quarter and a decrease of 51 percent from the $10.2 million reported in the fourth quarter a year ago.  Revenue from royalties was $7.7 million, a decrease of $3.0 million or 28 percent both from the prior quarter and from the $10.7 million reported in the fourth quarter a year ago.

During Q4, a charge of $1.7 million associated with the reduction in value of an investment in a private technology company was recorded in Other Income and Expenses. Additionally, the Company recorded a tax benefit of $4.3 million in its continuing operations which was triggered by the sale of its Analog Business Group.

In light of these charges and the operating results of the quarter, the Company’s fiscal Q4 GAAP net income from continuing operations was $2.7 million or $0.06 per share of which approximately $0.10 was a result of the tax benefit recorded during the quarter. This compares with a net income of $3.2 million or $0.07 per share from continuing operations in the prior quarter and a net loss of $1.9 million or $0.04 per share in the fourth quarter a year ago.

The Company sold its Analog Business Group on May 7, 2009. In connection with this divestiture, a gain on the disposition of $1.7 million was recorded along with a loss from operations of discontinued operations of $11.0 million.

Including the impact of discontinued operations, the Company’s fiscal Q4 GAAP net loss was $6.7 million or $0.15 per share. This compares with a net loss of $0.8 million or $0.02 per share in the prior quarter and a net loss of $108.5 million or $2.45 per share in the fourth quarter a year ago.

Non-GAAP net income from continuing operations in the fourth quarter of fiscal 2009, which excludes certain costs detailed in the tables below, was $5.5 million or $0.12 per share, compared with a non-GAAP net income from continuing operations of $4.5 million or $0.10 per share in the prior quarter and $4.3 million or $0.09 per share in the fourth quarter a year ago. Approximately $0.10 of this non-GAAP net income is a result of the tax benefit recorded during the quarter. The tables below provide a reconciliation of non-GAAP measures used in this release to the corresponding GAAP results.

The Company’s fiscal 2009 GAAP net loss was $9.5 million or $0.21 per share. This compares favorably with a GAAP net loss of $131.8 million or $3.00 per share in the prior year.

Fiscal 2009 non-GAAP net income from continuing operations, which excludes certain costs detailed in the tables below, was $17.6 million or $0.39 per share, compared with a non-GAAP net loss from continuing operations of $10.2 million or $0.22 per share in fiscal 2008. The tables below provide a reconciliation of non-GAAP measures used in this release to the corresponding GAAP results.

“Fiscal 2009 was a challenging year for both MIPS Technologies and for the broad consumer electronics industry. However, MIPS enters fiscal 2010 poised to take advantage of an improving economic outlook, a broad industry-leading suite of products and a very strong financial foundation including over $44 million in cash,” said John Bourgoin, president and CEO. “We plan to continue to deliver comprehensive solutions that take full advantage of the Android architecture over the coming quarters.”

MIPS Technologies invites you to listen in a live conference call to management’s discussion of Q4 and fiscal 2009 results, as well as guidance for Q1 fiscal 2010. The conference call number is 210-839-8502 and the replay number is 203-369-1470. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company’s website at:
www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NasdaqGS: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors, in particular the level of demand in these markets during the recessionary period currently affecting global economies. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

###

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2009	June 30, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,507	$12,713
Accounts receivable, net	2,461	4,950
Prepaid expenses and other current assets	1,223	1,133
Total current assets	48,191	18,796
Equipment, furniture and property, net	2,608	4,290
Goodwill	565	565
Other assets	11,699	13,037
Assets of discontinued operations	4,479	116,056
Total assets	$67,542	$152,744
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,305	$1,037
Accrued liabilities	8,225	9,821
Debt – short term	4,986	16,000
Deferred revenue	2,011	2,152
Total current liabilities	17,527	29,010
Long-term liabilities:
Debt – long term	7,813	—
Other long term liabilities	9,603	8,443
Total long term liabilities	17,416	8,443
Liabilities of discontinued operations	5,938	70,371
Stockholders’ equity	26,661	44,920
Total liabilities and stockholders’ equity	$67,542	$152,744

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Royalties	$7,672	$10,740	$42,521	$45,593
Contract revenue	4,942	10,172	27,672	29,984
Total revenue	12,614	20,912	70,193	75,577
Cost of sales	137	541	667	1,833
Gross margin	12,477	20,371	69,526	73,744
Operating expenses:
Research and development	5,449	6,767	21,496	30,150
Sales and marketing	3,247	4,834	11,015	18,151
General and administrative	3,586	4,575	15,523	19,588
Impairment of intangibles	—	1,704	—	1,704
Restructuring	15	281	659	1,559
Total operating expenses	12,297	18,161	48,693	71,152
Operating income	180	2,210	20,833	2,592
Other income (expense), net	(1,837)	(2,592)	(2,381)	(4,113)
Income (loss) before income taxes	(1,657)	(382)	18,452	(1,521)
Provision for (benefit from) income taxes	(4,345)	1,520	7,529	3,811
Income (loss) from continuing operations	2,688	(1,902)	10,923	(5,332)
Loss from discontinued operations, net of tax	(11,026)	(106,560)	(22,059)	(126,503)
Gain on disposition, net of tax	1,654	—	1,654	—
Net loss	$(6,684)	$(108,462)	$(9,482)	$(131,835)
Net income (loss) per share, basic - from continuing operations	$0.06	$(0.04)	$0.24	$(0.12)
Net loss per share, basic - from discontinued operations	$(0.21)	$(2.41)	$(0.45)	$(2.88)
Net loss per share, basic	$(0.15)	$(2.45)	$(0.21)	$(3.00)
Net income (loss) per share, diluted - from continuing operations	$0.06	$(0.04)	$0.24	$(0.12)
Net loss per share, diluted - from discontinued operations	$(0.21)	$(2.41)	$(0.45)	$(2.88)
Net loss per share, diluted	$(0.15)	$(2.45)	$(0.21)	$(3.00)
Common shares outstanding, basic	44,936	44,193	44,634	43,964
Common shares outstanding, diluted	45,465	44,193	44,935	43,964

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended June 30, 2009	Three Months Ended Mar 31, 2009	Three Months Ended June 30, 2008
	GAAP net loss	$(6,684)	$(807)	$(108,462)
	Net loss per basic share	$(0.15)	$(0.02)	$(2.45)
	Net loss per diluted share	$(0.15)	$(0.02)	$(2.45)
(a)	Loss from discontinued operations, net of tax	11,026	4,027	$106,560
(b)	Gain on disposition, net of tax	(1,654)	—	—
(c)	Equity-based compensation expense under SFAS 123R	1,031	1,086	1,617
(d)	Equity write-down	1,723	—	2,276
(e)	Restructuring	15	374	281
(f)	Loan related cost	—	—	280
(g)	Impairment of acquired intangibles assets	—	—	1,704
(h)	Tax adjustment	(5)	(150)	—
	Non-GAAP net income	$5,452	$4,530	$4,256
	Non-GAAP net income per basic share	$0.12	$0.10	$0.10
	Non-GAAP net income per diluted share	$0.12	$0.10	$0.09
	Common shares outstanding – basic	44,936	44,682	44,193
	Common shares outstanding - diluted	45,465	44,719	44,869

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding discontinued operations, gain on the disposition, equity-based compensation, loan origination fees, restructuring cost, equity write-down, and impairment of acquired intangible assets provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the loss, net of tax, of the Analog Business Group.

(b)	This adjustment reflects the gain, net of tax, on the divestiture of the Analog Business Group.

(c)
This adjustment reflects the equity-based compensation expense related to SFAS No. 123 revised (SFAS 123R). For the fourth fiscal quarter of fiscal 2009 ending June 30, 2009, $1.0 million of equity-based compensation was allocated as follows: $399,000 to research and development, $319,000 to sales and marketing and $313,000 to general and administrative.  For the third fiscal quarter of fiscal 2009 ending March 31, 2009, $1.1 million of equity-based compensation was allocated as follows: $438,000 to research and development, $281,000 to sales and marketing and $367,000 to general and administrative. For the fourth quarter of fiscal 2008 ending June 30, 2008, $1.6 million equity-based compensation expense was allocated as follows:  $478,000 to research and development, $592,000 to sales and marketing and $547,000 to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(d)	This adjustment reflects certain equity write down under other income (expense) related to investment associated with an equity position in a private company.

(e)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(f)	This adjustment reflects the amortization of loan origination fees under other income (expense) in connection with certain bridge loan obtained for prior acquisition.

(g)	This adjustment reflects the impairment charge of acquired intangible assets.

(h)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)

(unaudited)

		Twelve Months Ended June 30, 2009	Twelve Months Ended June 30, 2008
	GAAP net loss	$(9,482)	$(131,835)
	Net loss per basic share	$(0.21)	$(3.00)
	Net loss per diluted share	$(0.21)	$(3.00)
(i)	Loss from discontinued operations, net of tax	22,059	126,503
(j)	Gain on disposition, net of tax	(1,654)	—
(k)	Equity-based compensation expense under SFAS 123R	4,589	7,889
(l)	Equity write-down	1,723	2,277
(m)	Restructuring	659	1,559
(n)	Loan related cost	—	2,095
(o)	Impairment of acquired intangibles assets	—	1,704
(p)	Tax adjustment	(263)	—
	Non-GAAP net income	$17,631	$10,192
	Non-GAAP net income per basic share	$0.40	$0.23
	Non-GAAP net income per diluted share	$0.39	$0.22
	Common shares outstanding – basic	44,634	43,964
	Common shares outstanding - diluted	44,935	45,477

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding discontinued operations, gain on the disposition, equity-based compensation, loan related, restructuring cost, equity write-down, and impairment of acquired intangible assets provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(i)	This adjustment reflects the loss, net of tax, of the Analog Business Group.

(j)	This adjustment reflects the gain, net of tax, on the divestiture of the Analog Business Group.

(k)
This adjustment reflects the equity-based compensation expense related to SFAS No. 123 revised (SFAS 123R). For the twelve months ending June 30, 2009, $4.6 million of equity-based compensation was allocated as follows: $1.5 million to research and development, $1.4 million to sales and marketing and $1.7 million to general and administrative.  For the twelve months ending June 30, 2008, $7.9 million of equity-based compensation was allocated as follows: $2.7 million to research and development, $2.5 million to sales and marketing and $2.7 million to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(l)	This adjustment reflects certain equity write down under other income (expense) related to investment associated with an equity position in a private company.

(m)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(n)
This adjustment reflects the amortization of loan origination fees of $1.8 million under other income (expense) and legal fees of $335,000 incurred under general and administrative in connection with certain bridge loan obtained for prior acquisition.

(o)	This adjustment reflects the impairment charge of acquired intangible assets.

(p)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.